Exhibit 99.1

Universal American Financial Corp.

Q3 2007 Earnings Call

November 2, 2007

Operator

Good day everyone and welcome to the Universal American third quarter 2007 earnings conference call. At this time, I would like to inform you that this conference is being recorded and that all participants are currently in a listen-only mode.

I will now turn the conference over to Mr. Richard Barasch, Chairman. Please go ahead, sir.

Richard Barasch  - Universal American – Chairman and CEO

Thank you, and good morning everyone. Welcome to the Universal American third quarter 2007 conference call. I am here with Bob Waegelein, our CFO, and Rob Cho our Director of Investor Relations. Before we begin, I’d like to ask Rob to read our safe harbor language.

Rob Cho  - Universal American - Director of Investor Relations

Thanks, Richard. I would like to remind that you certain information discussed during this conference call may constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding the identification of acquisition candidates and the completion and/or integration or accretion of any such transactions, including the MemberHealth transaction. Statements regarding the viability of any acquisition proposal, statements regarding our expectations of the performance of our Med Supp and Medicare Advantage businesses, and other lines of business, the estimation of loss ratios and lapsation, the adequacy of reserves, our ability to institute future rate increases, expectations regarding our Part D and Medicare Advantage program, including our estimates of membership, costs, revenues, and future operating results.

Although we believe that expectations reflected in these statements are based upon reasonable assumptions and estimates, we cannot give assurance that the expected results will be achieved. We refer you to our press releases and our exchange act filings for factors that could impact the company. For forward-looking statements made during this call, the Company claims the protection of the Private Securities Litigation Reform Act of 1995 and assumes no obligation to update or supplement such statements. Richard.

Richard Barasch - Universal American – Chairman and CEO

Thanks, Rob. This morning I am going to briefly discuss the results of our third quarter, and then spend some time talking about our prospects for the balance of 2007, including the expected accretion from the MemberHealth transaction. I’m not going to repeat all of the specific numbers from the press release and I refer to you the release, the supplemental information on our web site, and, of course, to Bob Waegelein and Rob Cho to reconcile and take you through the numbers. Instead, I will focus on the operating highlights of the quarter.

Clearly, the highlight of the third quarter was the continued strength in our Medicare business. We had solid results in our Private-Fee-for-Service, HMO and Part D lines aided by the inclusion of MemberHealth for part of September. Unfortunately, we had some weaknesses in our legacy businesses that somewhat offset our otherwise excellent results. Private-Fee-for-Service has clearly filled an important market niche, especially in non-urban areas where there are no significant Medicare HMO products and for those – for the large number of folks who can no longer afford Med Supp. There have been some highly publicized issues regarding market conduct and we continue to believe that we have created an infrastructure and culture designed to minimize potential issues.

We have been performing several procedures in order to ensure that our new members understand and get value from what they are buying. These include a rigorous and ongoing agent education and certification process, telephone verification of coverage and regular communications with our members, including a health risk assessment in which we try to ascertain the health needs of our members and address them in a voluntary but constructive way. By offering voluntary care management, which most of the members accept when we extend the offer, we are able to add significant value for our members. As of November 1, we had approximately 190,000 members enrolled in our Private Fee-for-Service products, up from around 18,000 at the end of last year. You will note that this number is lower than where we thought we were last quarter and this is largely a result of additional reconciliation of membership with CMS. However, this differential does not materially affect our past or predictive numbers since we have always taken a more conservative view of membership in our financial statements pending the finalization of these reconciliations.

For the third quarter, the medical loss ratio in our Private Fee-for-Service business was around 85.7%. All in, this gives us a year-to-date medical loss ratio of around 86%. You should note that given our rapid growth in Private Fee-for-Service, which essentially makes it a new business for us, and some of the noise around member reconciliation, much of our reserve setting is still based upon original pricing. We continue to believe profit margin for Private Fee-for-Service for 2007 will be in the low single digits, assuming a loss ratio between 85.5% and 87.0%. However, we think that we can achieve higher margins in the future, especially since acquisition costs, largely commissions, are substantially lower after the first year that our policy remains in force.

We are eager for the 2008 selling season. Aside from expanding our geographic reach for our standard products into 3,100 counties across 47 states, we have introduced a product line that is designed to bring the pharmacist closer into the health care continuum. We have designed these programs based on the belief that close cooperation among the health plan, the primary care physicians, and the pharmacists, will lead to better clinical and financial outcomes. We are excited that our new relationship to members of the National Community Pharmacists Association will allow us to take better care of our members. Our HMO business continued to perform well in the third quarter. Our operations in Houston and in surrounding counties in southeastern Texas posted solid results as we continue to prove the value of close cooperation between the health plan and primary care physicians. We’ve expanded our service area for 2008, added important new relationships with provider groups, and solidified the leading position in this large Medicare Advantage market.

Our medical loss ratio in Texas picked up again in the third quarter, in part driven by a negative result in our 2006 Part D corridor reconciliation, but is still quite favorable and well within the guidance that we have given. Including the Global Health acquisition that we made in March and our expansion markets, our total HMO membership is now approximately 47,000, an increase of 33% over year-end 2006. In 2008, we will again concentrate our efforts in southeast Texas where again our products appear to be well priced for the market and in our north Texas, Oklahoma, and Milwaukee expansion markets. Turning to Part D, we were pleased to have additional positive results to report this quarter, most notably the closing of the MemberHealth transactions which adds nearly 1.2 million Part D lives and a full service PBM. Our margins in this line of business remained healthy, but we also continue to be cautionary that these margins will be lower in the future as a result of the competitive bidding process. As you know, we were successful in our bidding for the dual and low income subsidy individuals for 2008, both in our original program and in MemberHealth. It looks like we will add a total of around 95,000 auto-assigned members to our plans in 2008. In addition, we expect to see good growth in the open enrollment period.

I also need to add some cautionary words about the accretion from the MemberHealth transactions. As you can see, we had significant accretion, even in the short time we owned the company in the third quarter. We need to remind you that it is incorrect to extrapolate these results for the balance of this year, and especially for next year. As you know, Part D is a seasonal business due to the benefit structure and purely fortuitously, I think we’ve closed the transaction in the exact middle of the sweet spot of earnings. We anticipate that we will also have a strong fourth quarter as we will discuss later, but I must again throw in a note of caution about next year since the competitive bidding process, as we’ve been saying for a while, will lead to lower margins over time.

I should also mention that during the third quarter we reconciled our Part D 2006 corridor calculations with CMS resulting in after-tax gain of about 1.6 million in our PDPs and an after-tax loss of about $1 million in our HMO. The overall reconciliation process caused a modest positive for us. Now, I would like to turn to our legacy businesses. Weaknesses in these businesses are not attributable to one thing, but rather to an accumulation of items all of which went against us in the quarter. In the Med Supp business, our loss ratio for the quarter came in at 73.3%, above our expectations and higher than the 68.9% we posted at this time last year. The increase in our loss ratio was somewhat offset by lower than expected lapsation. Our legacy long-term care and disability income plans also experienced higher than expected loss ratios for the quarter, and we experienced an increase in lapsation in our annuity business, resulting in an increase in DAC amortization.

As you know, we have tapped a variety of sources to obtain the capital required to support our internal growth and acquisitions. We believe that we have the appropriate amount and mix of capital to support our business plans, and have the flexibility to access additional capital should the need arise. We were quite pleased that we were able to maintain our financial strength ratings in the context of rapid growth and a major acquisition. We currently hold approximately $150 million par value of sub-prime mortgage pools, representing around 7% of our invested assets. We are mindful of the deterioration of the liquidity of these holdings and reflected this in the posting of an unrealized pre-tax loss of $17.7 million for our equity account as of September 30. However, we still feel comfortable at this time about the quality of the underlying collateral of these securities. Our holdings were all in first lien pools, have an average S&P rating of AA-plus, and none of our securities have experienced credit rating downgrades. I would remind you that we have posted the details of our sub prime holdings on our web site as part of our financial package.

Now, turning to our expectations for the balance of 2007, we project that we will earn between $1.46 and $1.51 per share in 2007, excluding realized gains. Comparing this to our earlier guidance, the positive impact of MemberHealth and the related financing transactions will be partially offset by some continued weakness in our legacy businesses resulting from modestly higher loss ratios and increased DAC amortization and also from increased marketing expenses for the Medicare open enrollment season, largely resulting from the continued expansion of our Private Fee-for-Service and HMO businesses and the terrific opportunities presented by the MemberHealth transaction. We’re not yet ready to discuss 2008 in a meaningful way, and it is our intention to provide more guidance about 2008 in our first investor day on December 14. Thank you for your time this morning. My guess is you have some questions. Bob and I will be happy to answer them.

QUESTION AND ANSWER

Operator

(OPERATORS INSTRUCTIONS) Your first question will come from the line of Jukka Lipponen with KBW. Please state your question.

Jukka Lipponen  - KPW - Analyst

The first question, the MemberHealth accretion, has anything changed relative to your comments previously, as far as the accretion in 2008?

Richard Barasch  - Universal American – Chairman and CEO

No. No, we’ve been talking about something between 13 and 15%, and I think that is still a reasonable estimate.

Jukka Lipponen  - KPW - Analyst

And on the sub-prime, what drove the write-down and what was the number again, I’m sorry, in the quarter?

Bob Waegelein - Universal American - CFO

It was $17.7 million. As you know, there is really no market liquidity for these securities. So we use IDC pricing. We did do some price point checking with brokers. So it is sort of a modeling price of $17.7 million.

Jukka Lipponen  - KPW - Analyst

And are you expecting more in the fourth quarter?

Bob Waegelein - Universal American - CFO

Again, I think as time passes and the maturity of the liquidity market changes over time, we will see how that goes, but we do extensive collateral evaluation of the cash flows that we expect out of this thing and as Richard indicated, we’re very comfortable with the recoverability of our par values here and earning interest on these bonds.

Jukka Lipponen  - KPW - Analyst

And lastly, can you give us an update on how you are looking at the political landscape at the current moment and how that might affect your businesses?

Richard Barasch  - Universal American – Chairman and CEO

Obviously, we’re looking at it very carefully, and constantly evaluating how any changes, if they occur, will affect our business. There is absolutely nothing I can speculate about right now. It’s a fluid process. There is obviously a lot of discussion going on. But there is really no specifics I can give you other than to tell you that we’re doing a ton of scenario planning based on possible outcomes.

Jukka Lipponen  - KPW - Analyst

Thank you.

Operator

Our next question will come from the line of Joshua Raskin with Lehman Brothers. Please state your question.

David Shahmoon - Lehman Brothers - Analyst

Hi, it’s actually David sitting in for Josh. Just a couple of quick questions on MA growth in 2008. Sorry if I missed it earlier, but can you just discuss some new counties that you’re moving into on the HMO side?

Richard Barasch - Universal American – Chairman and CEO

It is about 12 states. I don’t have the number of counties off hand. It’s in the – It’s about 500 new counties but in candor, I think it would be going too far to extrapolate an increase of that magnitude to what we did last year. These typically are not the states where we had the most strength and are hoping to develop strength in.

David Shahmoon - Lehman Brothers - Analyst

That’s 500 on the Private Fee-for-Service side or HMO?

Richard Barasch - Universal American - Chairman and CEO

The question was about both Private Fee-for-Service and Medicare Advantage?

David Shahmoon - Lehman Brothers - Analyst

Yes if you could break that out.

Richard Barasch  - Universal American – Chairman and CEO

Medicare Advantage, as we discussed last year, we expanded into Milwaukee, north Dallas, north Texas - Dallas, and acquired a plan in Oklahoma. We had what I would call generously modest success in those areas in the first year. But we are pretty confident that we established the foothold that we wanted to and have some optimism that we’re going to have some good growth in those places in ‘08.

David Shahmoon - Lehman Brothers- Analyst

Okay. That’s helpful. And then just a question, I know you said on the duals, you’re expecting 95,000 additions from just reassignment. Do you get the sense that CMS is going to allocate a separate share for MemberHealth and for legacy Universal American?

Richard Barasch  - Universal American – Chairman and CEO

We’ve already got our allocations in total and it’s 95 – we’ve got tapes totaling about 95,000.

David Shahmoon - Lehman Brothers - Analyst

Are you getting a double share?

Richard Barasch  - Universal American – Chairman and CEO

We were a holding company, one holding company when the transaction closed, so we got one share.

David Shahmoon - Lehman Brothers - Analyst

So it was just one single one. Okay. That’s helpful. Thank you for that.

Operator

Our next question will come from the line of Mark Finkelstein with FPK. Please state your question.

Mark Finkelstein  - FPK - Analyst

Good morning.

Richard Barasch  - Universal American – Chairman and CEO

Good morning.

Mark Finkelstein  - FPK - Analyst

Just on Part D, going back to your opening remark, Richard, you talked about looking for good growth in open enrollment with commercial customers. I guess can you just walk through anything you’re doing differently heading into ‘08, what gives you the confidence that you’re going to get the kind of growth you’re targeting and how does the strategy change with the MemberHealth acquisition?

Richard Barasch  - Universal American – Chairman and CEO

I think we’ve got two programs going simultaneously which ought to help in and of itself. We’ve got the one program which is our Prescription Pathway program where we continue our arrangement with CVS, and that sort of has its own marketing license, and now what we’ve added is the MemberHealth Group, Community CCRx which is our program with the NCPA, the National Community Pharmacists Association which gives us another, we think, pretty good outlet toward growth, where there will be agents in the stores and there is a fairly aggressive marketing campaign going on. And the other thing I would say also, which I think I’m reluctant to put a mark on where we think we’re going on this, is on group growth. And we’re actively targeting employers, unions, municipalities, all of whom are looking for solutions for their retiree health programs, and we’re generating actually a little bit of confidence we can make some headway into that market as well.

Mark Finkelstein  - FPK - Analyst

Okay. And can you just give an update on the non-Texas HMO plans enrollment and I guess what you’re seeing in those markets?

Bob Waegelein  - Universal American - CFO

Our enrollment in Oklahoma is just over 4,000; 4100. Florida is 2,100 and, as you know, we’re exiting that market next year. Between Dallas and Wisconsin, we have about 2,000. As Richard indicated, we’re gearing up our marketing and agent force in these new market areas to continue expansion.

Mark Finkelstein  - FPK - Analyst

You’re pulling out of Florida, right, but you still feel confidence in the other markets that you’re – ?

Richard Barasch  - Universal American – Chairman and CEO

Actually, we do. And I think what we — the first year of a de novo is tough, plant the flag, kind of getting people, providers and distribution and potential members to understand why you’re there in the market and, as I say, our success in Milwaukee and Dallas was not quite what we had hoped for in 2007. We revamped our marketing program. Brought in a lot more of Universal American’s career agents. Improved our reach in the provider community, both in terms of physicians and in terms of facilities. So we think that we have done what was required and what we think is going to work to build some nice size in these markets. At the same time, we made a decision in Florida that we didn’t think we could do that.

Mark Finkelstein  - FPK - Analyst

Okay. All right. Thank you.

Operator

(OPERATORS INSTRUCTIONS) Our next question will come from the line of Carl McDonald with CIBC. Please state your question.

Carl McDonald  - CIBC - Analyst

Thank you. I just wanted to get a little more color on the Private Fee-for-Service loss ratio. Just want to understand is the roughly 86% loss ratio this quarter, do you view that as a good run rate or are we still in a situation where you still don’t feel like you have enough visibility into the actual claims this year and you’re still accruing at a conservative level until – ?

Richard Barasch  - Universal American – Chairman and CEO

Do I have to quack before I answer this question?

Carl McDonald  - CIBC - Analyst

I’m sorry, say that again?

Richard Barasch  - Universal American – Chairman and CEO

Do I have to quack before I answer this question? For the rest of you, that was a reference to Carl’s title in his report on us this morning. The answer is really the latter. We’re only putting on lag in only a few older months, we’re still booking the pricing in most of the months. We’re constantly evaluating this, and just sort of in a comparison, if you compare the predictability of what our expenses are to the predictability of MLR, obviously there is predictability on the expense side because of the reduction of commissions.

Carl McDonald  - CIBC - Analyst

Sure. Excuse me. And then if we were — at this point, I’m assuming you probably have pretty good visibility into your first quarter. So tell me if that is not a good assumption.

Richard Barasch  - Universal American – Chairman and CEO

First quarter.

Carl McDonald  - CIBC - Analyst

Of 2007.

Bob Waegelein  - Universal American - CFO

Again, we’re not – we’re going to wait until investor day. I think that will give us a little more time and information as to how things are developing. As Richard indicated with membership and he alluded to reconciling the membership with CMS, and we’re booking mostly to pricing and if we’re below 87, we’re seeing a modest improvement in the first quarter off of pricing.

Carl McDonald  - CIBC - Analyst

Okay. So you’re saying just sort of directionally, if you sort of – knowing what you know now, you would have booked first quarter at something a little bit lower than what you actually booked at?

Richard Barasch  - Universal American – Chairman and CEO

Don’t get too ahead of that.

Bob Waegelein  - Universal American - CFO

No, we are booking as to what our best guess is. But the best guess is very much leavened by the fact that there is still some movement on our numbers on the member reconciliation.

Carl McDonald  - CIBC - Analyst

Okay. Great. Thank you.

Operator

Our next question will come from the line of James Elman with Seacliff. Please state your question. James, your line is open. Please state your question. [Silence.]

Richard Barasch  - Universal American – Chairman and CEO

Well, I will be happy to answer that question. [ Laughter ]

Operator

Okay. We will move on to the next question. The next question will come from the line of Steven Schwartz with Raymond James and Associates. Please state your question.

Steven Schwartz  - Raymond James and Associates - Analyst

Good morning, guys. Just a couple here. Richard, you kind of glossed over, and I hate to look at something that maybe is less and less important, but the loss ratio in Med Supp, you said it was kind of offset by expense, but I didn’t catch why you thought that loss ratio might have been higher than what you were looking for.

Richard Barasch  - Universal American – Chairman and CEO

It was higher, it was definitely higher than what we were looking for on a predicted basis when we looked at our business, certainly higher than the second quarter. The issues there could range from this could be sort of a short-term blip to the start of a trend that may be showing some more anti-selection as the Med Supp business diminishes. So we’re watching it. We’re not ready to make a conclusion yet as between those and other possibilities but clearly it is something we’re watching. We’re doing what we think is appropriate on the rate increase side based on this information. What I said, I think, was that we had – our lapsation prediction was higher than what it turned out to be, so we got a little of it back because of a little lower lapsation.

Bob Waegelein  - Universal American - CFO

There was an active live reserve impact that we expected to get relief from that wasn’t there due to better persistencyAnd again, I think, Steve, if you look at some Med Supp peer companies, they all experienced a modest increase in expected loss ratios in this quarter as well.

Steven Schwartz  - Raymond James and Associates - Analyst

Okay. And could you give us a sense, you mentioned it, but could you give us a sense of maybe as a percentage of premium what the reduction in commissions on the Private Fee-for-Service side could mean?

Richard Barasch  - Universal American – Chairman and CEO

I can — let us —

Bob Waegelein  - Universal American - CFO

We’re going to be presenting a lot of information at the investor day on the 14th. And we will get into that analytic for you then.

Steven Schwartz  - Raymond James and Associates - Analyst

Okay. And one last question, Bob. It has to do with a reconciliation of your press release to the supplement. You’re showing — you write that Part D gross premium was $178 million. In the supplement it’s $115 million.

Bob Waegelein  - Universal American - CFO

The government corridor comes through that place, that line as well, and a little bit of reinsurance, with the PharmaCare relationship and the corridor. So that will be more obvious when we file our Q.

Steven Schwartz  - Raymond James and Associates - Analyst

Okay. And then the cede rate is shown in the supplement as 49%, and it certainly looks lower. That ties in with that?

Bob Waegelein  - Universal American - CFO

You will see better metrics line by line in the 10-Q, but everything ties out.

Steven Schwartz  - Raymond James and Associates - Analyst

Okay. Great. Thank you, guys.

Operator

(OPERATORS INSTRUCTIONS) There are no further questions. I will now turn the conference back to management.

Richard Barasch  - Universal American – Chairman and CEO

Thanks, everyone, for your time this morning. We look forward to seeing you at our first investor day on December 14. Thanks very much.

Operator

Ladies and gentlemen, this concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.